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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 12, 2003

                          Commission File No. 001-13783


                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)


            DELAWARE                                  76-0542208
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                              1800 West Loop South
                                    Suite 500
                                  Houston, Texas          77027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 27, 2003, Integrated Electrical Services, Inc. (the "Company") consummated the acquisition of the assets of Encompass Electrical Technologies - Rocky Mountains, Inc., formerly known as Riviera Electric ("Riviera"). Riviera performs electrical contracting services primarily in Denver, Colorado, and has locations throughout the state. The consideration paid by the Company for Riviera was approximately $3.85 million in cash plus the assumption of certain liabilities. The Company intends to continue using the assets of Riviera in the electrical contracting business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The Company believes that it is impractical to provide financial statements of the Businesses Acquired on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

(B)      PRO FORMA FINANCIAL INFORMATION

         The Company believes that it is impractical to provide pro forma financial information reflecting the Businesses Acquired, and will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

(C)      EXHIBITS

         2.1 Agreement and Plan of Merger dated as of February 26, 2003 among IES ENC, Inc., Encompass Electrical Technologies, - Rocky Mountains, Inc. and Encompass Services Corporation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEGRATED ELECTRICAL SERVICES, INC.

Date:   March 12, 2003                  By: /s/ William W. Reynolds
                                            -----------------------------------
                                            William W. Reynolds
                                            Executive Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger dated as of February 26, 2003 among IES ENC, Inc., Encompass Electrical Technologies - Rocky Mountains, Inc. and Encompass Services Corporation.